EXHIBIT 3(i)
GENERAL EMPLOYMENT ENTERPRISES, INC.

AMENDED AND RESTATED
ARTICLES OF INCORPORATION

All of the following Articles are amended hereby:

ARTICLE I
Name

The name of the corporation is:  GENERAL EMPLOYMENT ENTERPRISES, INC. (the "Corporation").  The Corporation was incorporated on September 28, 1962 as Charles M. O’Shea Corporation.  The Corporation amended its articles of incorporation on December 21, 1964 to change its name from Charles M. O’Shea Corporation to General Employment Enterprises, Inc.

ARTICLE II
Purpose

The purpose or purposes for which the Corporation is organized are to engage in the transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act of 1983, as amended (the "IBCA").

ARTICLE III
Authorized Shares

1.                    Number and Class.  The number of shares the Corporation is authorized to issue, itemized by class, series and par value, if any, is:

Class	Par Value	Number of Shares Authorized

Common Stock	without par value	200,000,000 shares
Preferred Stock	without par value	20,000,000 shares

2.                    Rights, Preferences and Limitations. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

A.           Subject to the preferences accorded the holders of Preferred Stock pursuant to these Articles of Incorporation (the "Articles") or action of the Board of Directors of the Corporation (the "Board") taken with respect to such preferences, holders of Common Stock are entitled to receive such dividends as may be declared by the Board from time to time and, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of Common Stock will be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution.  Each issued and outstanding share of Common Stock is entitled to one vote.

B.            The Board is authorized from time to time to issue shares of Preferred Stock in one or more series, each series to bear a distinctive designation and to have such relative rights, powers, preferences, limitations and restrictions as shall be stated in the resolution or resolutions of the Board providing for the issuance thereof.  Such resolutions, when filed, shall constitute amendments to these Articles.

C.            On February 12, 1990, the Corporation designated Series A Junior Participating Preferred Shares.  No shares of Series A Junior Participating Preferred are issued and outstanding.  The designation of Series A Junior Participating Preferred is hereby cancelled by the Corporation, leaving a total of 20,000,000 shares of Preferred Stock undesignated as of the filing of these Articles.

3.                    No Cumulative Voting. No holder of any shares of any class of stock of this Corporation shall be entitled to cumulative voting rights in the election of the Board under any circumstances.

4.                   No Preemptive Rights.  No holder of any shares of any class of stock of the Corporation shall be entitled to any preemptive right to subscribe for or acquire any additional securities of the Corporation of the same or of any other class, whether now or hereafter authorized, excepting only such right(s), if any, as the Board in its discretion shall from time to time determine and provide.

5.                    Shares Issued and Outstanding.  The number of shares issued and outstanding as of the filing of these Articles is 22,799,675 shares of Common Stock and no shares of Preferred Stock, and the amount of paid in capital on such date is $10,805,895.

ARTICLE IV
Indemnification

Directors and officers of the Corporation shall be indemnified in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the Corporation or to another organization at the Corporation's request and shall be paid expenses incurred in defending any such proceeding in advance of its final disposition to the fullest extent permitted by law. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board or the bylaws of the Corporation.  The provisions of this Article shall be applicable to persons who have ceased to be directors, officers or employees, and shall inure to the benefit of their heirs, executors and administrators. The right to indemnification and advancement of expenses conferred hereunder shall be a contract right which may not be modified retroactively without the written consent of the director or officer and shall not be deemed exclusive of any other rights to indemnification or advancement of expenses such person may have or to which such person may be entitled.

ARTICLE V
Director Liability

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided, however, that this Article does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the IBCA, or (iv) for any transaction from which the director derived an improper personal benefit.   If after this Article becomes effective, the IBCA is amended to authorize the broader elimination or limitation of liability for a director, then in addition to the foregoing elimination of liability, upon the effective date of such amendment, the liability of a director shall without further act also be eliminated and limited to such broader extent to the fullest extent not prohibited by the IBCA as amended.  The provisions of this Article shall be deemed to be a contract with each director of the Corporation who serves as such at any time while such provisions are in effect, and each such director shall be deemed to be serving as much in reliance on the provisions of this Article. No repeal or amendment of these Articles shall adversely affect any right or any elimination or limitation of liability of a director existing at the time of the repeal or amendment.

ARTICLE VI
Registered Agent and Registered Agent

The registered agent of the Corporation is Illinois Corporation Service Company.  The registered agent’s registered office in the State of Illinois is 801 Adlai Stevenson Drive, Springfield, IL 62703.

ARTICLE VII
Voting Rights

Notwithstanding any higher shareholder vote requirement set forth in the IBCA sections referenced in this Article (each of which is hereby superseded and replaced), the affirmative vote of at least a majority of the votes of the shares entitled to vote on such matter (unless any class or series of shares is entitled to vote as a class in respect thereof, in which event such authorization shall require the affirmative vote of the holders of at least a majority of the outstanding shares of each class or series of shares entitled to vote as a class on such matter, and of the total outstanding shares entitled to vote on such matter) shall be required for the shareholders of the Corporation to approve: (a) any amendment of these Articles subject to a shareholder vote pursuant to Section 10.20 of the IBCA (or any successor thereto), (b) a proposed merger, consolidation or exchange subject to a shareholder vote pursuant to Section 11.20(a) of the IBCA (or any successor thereto), (c) a sale, lease, exchange or other disposition of assets subject to a shareholder vote pursuant to Section 11.60 of the IBCA (or any successor thereto), and (d) a voluntary dissolution of this Corporation subject to a shareholder vote pursuant to Section 12.15(c) of the IBCA (or any successor thereto).

These Articles have been adopted by the stockholders, in accordance with IBCA Section 10.20, a resolution of the Board having been duly adopted and submitted to the stockholders.  At an annual meeting of stockholders, not less than the minimum number of votes required by statute and by the Articles were vote in favor of the amendment.  The Corporation has caused these Articles to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true.

Dated:	October 23, 2013	General Employment Enterprises, Inc.

		By:	/s/ Andrew Norstrud
		Name:	Andrew Norstrud
		Title:	Chief Financial Officer